UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2005, the Board of Directors of the Company revised the compensation of directors effective October 1, 2005. Each director of the Company will be paid one thousand five hundred dollars ($1,500) for each meeting attended of the Board of Directors or of a committee on which the director serves.

Except as noted above, compensation paid to the directors remains unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Trinity Industries, Inc. issued a press release on September 7, 2005, announcing that Rhys J. Best has been elected a director of the Board of Directors of Trinity Industries, Inc. Mr. Best was also appointed a member of the Finance and Risk Management Committee of the Board of Directors of Trinity Industries, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2005, the Board of Directors of the Company amended Section 1 of Article III of the Bylaws of Trinity Industries, Inc. to increase the number of directors from nine (9) to ten (10).

Item 8.01 Other Events.

Trinity Industries, Inc. issued a press release on September 7, 2005, announcing a one cent increase in its quarterly dividend to seven (7) cents a share.

Item 9.01 Financial Statements and Exhibits.

The following is filed as an Exhibit to this Report.

99.1 Press Release by Trinity Industries, Inc. dated September 7, 2005 announcing the election of Rhys J. Best as a director of the Board of Directors of the Company.

99.2 Press Release by Trinity Industries, Inc. dated September 7, 2005 announcing an increase in its quarterly dividend.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

September 8, 2005	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release by Trinity Industries, Inc. dated September 7, 2005 announcing the election of Rhys J. Best as a director of the Board of Directors of the Company.
99.2	Press Release by Trinity Industries, Inc. dated September 7, 2005 announcing an increase in its quarterly dividends.